Exhibit 99.2

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue	$135,138	$135,305	$408,116	$366,042
Cost of operations	49,097	47,610	148,698	135,972
Sales and marketing	29,597	28,957	94,161	86,789
General and administrative	22,787	22,964	67,614	62,350
Depreciation and amortization	6,781	6,935	19,929	20,268
Interest income	21	21	88	3,850
Interest expense	5,862	1,797	14,836	10,106
Loss on convertible notes	—	2,232	—	16,970
Gain (loss) on investments	(1,150)	(131)	14,679	(22,977)
Other income (expense), net	—	107	(53)	(92)

Income from continuing operations before income tax provision (benefit)	19,885	24,807	77,592	14,368
Income tax provision (benefit)	8,645	10,193	32,606	(4,140)

Income from continuing operations	11,240	14,614	44,986	18,508
Income (loss) from discontinued operations, net of tax	2,994	(1,024)	10,388	(1,024)

Net income	$14,234	$13,590	$55,374	$17,484

Basic income (loss) per common share:
Income from continuing operations	$0.19	$0.25	$0.77	$0.33
Income (loss) from discontinued operations	0.06	(0.02)	0.18	(0.01)

Net income	$0.25	$0.23	$0.95	$0.32

Diluted income (loss) per common share:
Income from continuing operations	$0.19	$0.24	$0.75	$0.31
Income (loss) from discontinued operations	0.05	(0.02)	0.17	(0.02)

Net income	$0.24	$0.22	$0.92	$0.29

Weighted-average shares outstanding used in computing income (loss) per common share:
Basic	57,461	58,095	57,913	54,602

Diluted	58,698	61,435	59,882	58,660

WEBMD HEALTH CORP.

CONSOLIDATED SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue
Public portal advertising and sponsorship	$115,033	$113,078	$346,504	$299,927
Private portal services	20,105	22,227	61,612	66,115

	$135,138	$135,305	$408,116	$366,042

Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) (a)	$43,465	$44,578	$126,612	$104,536

Interest, taxes, non-cash and other items (b)
Interest income	21	21	88	3,850
Interest expense	(5,862)	(1,797)	(14,836)	(10,106)
Income tax (provision) benefit	(8,645)	(10,193)	(32,606)	4,140
Depreciation and amortization	(6,781)	(6,935)	(19,929)	(20,268)
Non-cash stock-based compensation	(9,808)	(8,804)	(28,969)	(23,605)
Loss on convertible notes	—	(2,232)	—	(16,970)
Gain (loss) on investments	(1,150)	(131)	14,679	(22,977)
Other income (expense), net	—	107	(53)	(92)

Income from continuing operations	11,240	14,614	44,986	18,508
Income (loss) from discontinued operations, net of tax	2,994	(1,024)	10,388	(1,024)

Net income	$14,234	$13,590	$55,374	$17,484

(a)	See Annex A-Explanation of Non-GAAP Financial Measures.
(b)	Reconciliation of Adjusted EBITDA to net income (loss).

WEBMD HEALTH CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	September 30, 2011	December 31, 2010
Assets
Cash and cash equivalents	$1,101,286	$400,501
Accounts receivable, net	117,938	134,448
Prepaid expenses and other current assets	13,172	12,161
Deferred tax assets	21,204	23,467

Total current assets	1,253,600	570,577

Property and equipment, net	58,064	61,516
Goodwill	202,104	202,104
Intangible assets, net	20,656	22,626
Deferred tax assets	62,613	71,125
Other assets	32,318	14,254

Total Assets	$1,629,355	$942,202

Liabilities and Stockholders’ Equity
Accrued expenses	$51,141	$53,181
Deferred revenue	90,673	97,043
Liabilities of discontinued operations	1,810	17,327

Total current liabilities	143,624	167,551

2.25% convertible notes due 2016	400,000	—
2.50% convertible notes due 2018	400,000	—
Other long-term liabilities	22,403	21,756

Stockholders’ equity	663,328	752,895

Total Liabilities and Stockholders’ Equity	$1,629,355	$942,202

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities:
Net income	$55,374	$17,484
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
(Income) loss from discontinued operations, net of tax	(10,388)	1,024
Depreciation and amortization	19,929	20,268
Non-cash interest, net	2,702	4,862
Non-cash stock-based compensation	28,969	23,605
Deferred income taxes	5,378	(17,260)
Loss on convertible notes	—	16,970
(Gain) loss on investments	(14,679)	22,977
Changes in operating assets and liabilities:
Accounts receivable	16,510	(2,206)
Prepaid expenses and other, net	1,238	(3,006)
Accrued expenses and other long-term liabilities	(176)	1,695
Deferred revenue	(6,370)	3,413

Net cash provided by continuing operations	98,487	89,826
Net cash used in discontinued operations	(136)	(17,082)

Net cash provided by operating activities	98,351	72,744

Cash flows from investing activities:
Proceeds from sales of available-for-sale securities	—	361,852
Proceeds received from ARS option	16,561	407
Purchases of property and equipment	(16,061)	(20,329)
Finalization of sale price of discontinued operations	—	(1,430)

Net cash provided by investing activities	500	340,500

Cash flows from financing activities:
Proceeds from exercise of stock options	26,435	57,168
Cash used for withholding taxes due on stock-based awards	(6,730)	(76,559)
Net proceeds from issuance of the 2.50% Notes and 2.25% Notes	774,745	—
Repurchases of 1.75% Notes and 3 1/8% Notes	—	(94,475)
Purchases of treasury stock	(217,427)	(420,948)
Excess tax benefit on stock-based awards	24,911	14,003

Net cash provided by (used in) financing activities	601,934	(520,811)

Net increase in cash and cash equivalents	700,785	(107,567)
Cash and cash equivalents at beginning of period	400,501	459,766

Cash and cash equivalents at end of period	$1,101,286	$352,199

WEBMD HEALTH CORP.

NET INCOME PER COMMON SHARE

(In thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Numerator:
Income from continuing operations	$11,240	$14,614	$44,986	$18,508
Effect of participating non-vested restricted stock	(70)	(152)	(320)	(222)

Income from continuing operations- Basic and Diluted	$11,170	$14,462	$44,666	$18,286

Income (loss) from discontinued operations, net of tax	$2,994	$(1,024)	$10,388	$(1,024)
Effect of participating non-vested restricted stock	(19)	12	(74)	12

Income (loss) from discontinued operations, net of tax - Basic and Diluted	$2,975	$(1,012)	$10,314	$(1,012)

Denominator:
Weighted-average shares — Basic	57,461	58,095	57,913	54,602
Employee stock options and restricted stock	1,237	3,340	1,969	4,058

Adjusted weighted-average shares after assumed conversions — Diluted	58,698	61,435	59,882	58,660

Basic income (loss) per common share:
Income from continuing operations	$0.19	$0.25	$0.77	$0.33
Income (loss) from discontinued operations	0.06	(0.02)	0.18	(0.01)

Net income	$0.25	$0.23	$0.95	$0.32

Diluted income (loss) per common share:
Income from continuing operations	$0.19	$0.24	$0.75	$0.31
Income (loss) from discontinued operations	0.05	(0.02)	0.17	(0.02)

Net income	$0.24	$0.22	$0.92	$0.29